UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2026

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9205 West Russell Road, Ste 400
Las Vegas, NV 89148
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AX	New York Stock Exchange
NYSE Texas (NYSETX)

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Axos Financial, Inc. (the “Company”) held its annual meeting of stockholders on November 12, 2026 (the “Annual Meeting”). As of September 16, 2026, the record date for the Annual Meeting, 56,858,003 shares of the Company’s common stock were eligible to vote. There were a total of 49,931,100 shares present at the Annual Meeting (87.81% of the eligible shares to vote), constituting a quorum.

Set forth below are the final vote tabulations for each of the matters submitted to a vote of the stockholders, including the votes for and against, and any abstentions or broker non-votes.

The first proposal was to elect three Class I directors, each to hold office for a three-year term and until a successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Tamara N. Bohlig	31,718,202	13,094,067	5,118,831
Nicholas A. Mosich	29,908,638	14,903,631	5,118,831
Edward J. Ratinoff	31,595,696	13,216,573	5,118,831

The second proposal was to approve in a non-binding and advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

For	Against	Abstain	Broker Non-Votes
27,002,604	17,597,861	211,804	5,118,831

The third proposal was to ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year 2027.

For	Against	Abstain
49,733,962	175,767	21,371

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	November 13, 2026	By:	/s/ Derrick K. Walsh
Derrick K. Walsh
EVP and Chief Financial Officer